CPE to Acquire Majority Interest in China Business October 27, 2026

2 This presentation contains statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward- looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “confident”, “intend,” “estimate,” “anticipate,” “believe,” “continue,”, “outlook”, “forecast,” “guidance” or words of similar meaning. All forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this presentation. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: the timing and effects of the China business transaction, including the possibility that the parties will fail to obtain necessary regulatory approvals or to satisfy any of the other conditions to the transaction; potential negative effects relating to the announcement of the China business transaction; failure to realize the expected benefits of the China business transaction; further softening in U.S. residential and commercial water heater demand; further weakening in North American residential or commercial construction or instability in the Company’s replacement markets; failure to realize the expected benefits of acquisitions or expected synergies; difficulties in predicting results of operations of an acquired business; negative impact to the Company’s businesses from international tariffs, including any new or increased tariffs that could also trigger retaliatory responses from other countries, as well as trade disputes and geopolitical differences, including the conflicts in Ukraine and the Middle East; negative impacts to the Company, particularly the demand for its products, resulting from global inflationary pressures or a potential recession in one or more of the markets in which the Company participates; the Company’s ability to continue to obtain commodities, components, parts and accessories on a timely basis through its supply chain and at expected costs, including the recent volatility in fuel and other material prices; inability of the Company to implement or maintain pricing actions; inconsistent recovery of the Chinese economy or a further decline in the growth rate of consumer spending or housing sales in China; the availability, timing or effects of China stimulus programs; the failure to realize the expected benefits of restructuring actions; further weakening in the high-efficiency gas boiler segment in the U.S.; substantial defaults in payment by, material reduction in purchases by or the loss, bankruptcy or insolvency of a major customer; foreign currency fluctuations; failure to realize the expected benefits, timing and extent of regulatory changes; competitive pressures on the Company’s businesses, including new technologies and new competitors; the impact of potential information technology or data security breaches; negative impact of changes in government regulations or regulatory requirements; the inability to respond to secular trends toward decarbonization and energy efficiency; and adverse developments in general economic, political and business conditions in key regions of the world. A more detailed description of these risks is contained under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2025. Forward-looking statements included in this presentation are made only as of the date of this presentation, and the Company is under no obligation to update these statements to reflect subsequent events or circumstances. All subsequent written and oral forward-looking statements attributed to the Company, or persons acting on its behalf, are qualified entirely by these cautionary statements. This presentation contains certain non-GAAP financial measures as that term is defined by the SEC. Non-GAAP financial measures are generally identified by “Adjusted” (Adj.) or “Non-GAAP.” Forward Looking Statements

Majority Sale of China Business Unlocks Value for Shareholders

Transaction Overview

- Announced definitive agreements on October 27, 2026, with CPE, a leading China-based alternative asset manager, to acquire a majority interest in the China business
- Completes the strategic review of the China business announced in July 2025
- Sharpens strategic focus and reduces exposure to a challenging market
- CPE, an experienced local owner, is well positioned to lead the business forward

Terms & Valuation

- CPE to acquire ~81%; A. O. Smith to retain ~19% minority interest
- China business valued at ~$400 million, cash-free, debt-free
- Royalties under a long-term brand licensing agreement for the A. O. Smith brand in China
- Expected close: first half of 2027 subject to regulatory approvals and other customary closing conditions

Value Creation

- Total value, including estimated value of future royalty payments, expected to exceed $500 million
- Repatriation of ~$80 million cash currently held in China
- Upside opportunity from retained ~19% minority interest
- Prioritize share repurchases as a use of after-tax proceeds and repatriated cash

Will Exit Majority Ownership of China Business

Simplifies Portfolio and Sharpens Strategic Focus

Enables Return of Capital to Shareholders and Retains Upside Potential

A.O. Smith
3

4 Excluding China(2)Historical 2025 Revenue 2025 Revenue Growth 2025 EBIT Margin Revenue by Geography(2) $3.8B $3.2B 0% 3% 19% 21% Retains scale with market leading positions Raises growth profile Improves EBIT margin by ~200bps Focused portfolio with a resilient core 77% 18% 2025A(1) Revenue Europe (1%) India (4%) China North America 94% 2025A Revenue Excluding China Europe (2%) India (4%) North America (1) Geographic mix based on 2025 actual revenue (2) Information presented represents non-GAAP, unaudited information that excludes the China business. See accompanying reconciliation from GAAP measures to non-GAAP measures included in the appendix. North American Focused Water Platform with Enhanced Growth & Margins

5 Sharper Focus. Higher Margins. Investing Where We Win. 1 2 3 4 Focused levers to grow shareholder value… ✓ ✓ ✓ Portfolio Priorities How We Create Value Market-Led Innovation: Differentiated products and solutions that navigate the regulatory environment, build brand of choice, and win share Operational Excellence Disciplined pricing and productivity that protect margins and self-fund growth investments Disciplined Capital Deployment: Strong cash flow & balance sheet support a balanced approach: reinvest for growth, pursue targeted M&A and return cash to shareholders A simpler, higher-margin portfolio with a resilient core and multiple growth platforms Leader in North American Water Heating and Boilers Leading residential and commercial share, earned through innovation and deep customer relationships • Resilient, replacement-driven demand (80–85% of sales) Growing & Scalable Water Treatment Business Secular health and sustainability tailwinds • Innovation-led growth in priority channels • Recurring filter revenue and scale drive operating leverage opportunity A New Growth Platform in Water Management Deeper into the commercial mechanical room • Spec-driven, digital, high-margin solutions • Scalable through bolt-on growth and connected solutions Emerging Growth Engine in India Compelling market dynamics for clean hot water • Innovation-led product leadership • Growing brand and channel coverage

6 Appendix

77 2025 Net Sales and Earnings before interest and taxes (EBIT) and EBIT Margin ($ in Millions)